CUSIP NO. 146875109                                            Page 9 of 9 pages


                                                                    EXHIBIT 99.3

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(l)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 28, 2000 (including amendments thereto) with respect to the common stock of Carver Bancorp, Inc.

Dated:            January 28, 2000

                                                   BBC CAPITAL MARKET, INC.


                                           By: /s/Kevin Cohee
                                              ---------------------------------
                                                  Kevin Cohee,
                                                  President



                                                  THE BOSTON BANK OF COMMERCE


                                           By: /s/Teri Williams
                                              ---------------------------------
                                                  Teri Williams,
                                                  Senior Vice President


                                               /s/Kevin Cohee
                                              ---------------------------------
                                                  KEVIN COHEE


                                               /s/Teri Williams
                                              ---------------------------------
                                                  TERI WILLIAMS